UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 30, 2005

FLORIDA EAST COAST INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

001-08728	59-2349968
(Commission File Number)	(IRS Employer Identification No.)

One Malaga St., St. Augustine, FL	32084
(Address of Principal Executive Offices)	(Zip Code)

904-829-3421

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2005, the Board of Directors of Florida East Coast Industries, Inc. authorized non-employee directors to elect to receive their annual retainer in common stock of the Company and increased the annual retainer paid to the Chair of the Audit Committee from $5,000 to $7,500. The number of shares will equal the amount of fees otherwise payable to the director divided by the fair market value of the Company’s common stock on the payment date.

Other elements of director compensation were unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida East Coast Industries, Inc.

BY:	/s/ Heidi J. Eddins
Heidi J. Eddins
Executive Vice President,
General Counsel & Corporate Secretary

Dated: August 30, 2005